NEWS RELEASE

CONTACT:
CONMED Corporation
Todd Garner
Chief Financial Officer
315-624-3317
ToddGarner@conmed.com

CONMED Corporation Announces Third Quarter 2020 Financial Results

Utica, New York, October 28, 2020 --- CONMED Corporation (NYSE: CNMD) today announced financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 Highlights

•	Sales of $237.8 million increased 1.8% year over year as reported and in constant currency.
•	Domestic revenue increased 4.7% year over year.
•	International revenue decreased 1.7% as reported and in constant currency.
•	Diluted net earnings per share (GAAP) was $0.23, which was flat compared to diluted net earnings per share in the third quarter of 2019.
•	Adjusted diluted net earnings per share(1) was $0.88 versus adjusted diluted net earnings per share of $0.62 in the third quarter of 2019.

“Our third quarter results demonstrate our team’s commitment to operational execution in the face of the global COVID-19 environment,” commented Curt R. Hartman, CONMED’s President, Chief Executive Officer and Chair of the Board. “During the quarter, we generated continued positive momentum within our business despite ongoing geographic variability in procedure volumes as a result of pandemic-related disruptions. I remain confident that our team’s outstanding commitment to serving our customers and our continued expense discipline keep us well positioned to achieve profitable above-market growth over the long term.”

2020 Outlook

Due to the continued uncertainty created by the COVID-19 pandemic, management is unable to provide financial guidance at this time.

Supplemental Financial Disclosures

(1) A reconciliation of reported diluted net earnings (loss) per share to adjusted diluted net earnings per share, a non-GAAP financial measure, appears below.

Conference Call

The Company’s management will host a conference call today at 4:30 p.m. ET to discuss its third quarter 2020 results.

To participate in the conference call, dial 1-844-889-7792 (domestic) or +1-661-378-9936 (international) and refer to the passcode 2498889.

This conference call will also be webcast and can be accessed from the “Investors” section of CONMED's website at www.conmed.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 7:30 p.m. ET on Wednesday, October 28, 2020, until 7:30 p.m. ET on Wednesday, November 4, 2020. To hear this recording, dial 1-855-859-2056 (domestic) or +1-404-537-3406 (international) and enter the passcode 2498889.

Consolidated Condensed Statements of Income (Loss)

(in thousands, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Net sales	$237,835	$233,590	$609,631	$690,232
Cost of sales	104,137	103,479	284,845	307,492
Gross profit	133,698	130,111	324,786	382,740
% of sales	56.2%	55.7%	53.3%	55.5%
Selling & administrative expense	94,380	98,187	274,721	298,140
Research & development expense	9,936	10,985	28,756	33,366
Income from operations	29,382	20,939	21,309	51,234
% of sales	12.4%	9.0%	3.5%	7.4%
Interest expense	11,943	11,174	32,938	32,382
Other expense	89	321	266	4,867
Income (loss) before income taxes	17,350	9,444	(11,895)	13,985
Provision for income taxes	10,500	2,474	2,728	299
Net income (loss)	$6,850	$6,970	$(14,623)	$13,686

Basic EPS	$0.24	$0.25	$(0.51)	$0.48
Diluted EPS	0.23	0.23	(0.51)	0.47

Basic shares	28,583	28,353	28,529	28,280
Diluted shares	29,426	29,792	28,529	29,354

Sales Summary

(in millions, unaudited)

	Three Months Ended September 30,
			% Change
						Domestic	International
	2020	2019	As Reported	Impact of Foreign Currency	Constant Currency	As Reported	As Reported	Impact of Foreign Currency	Constant Currency
Orthopedic Surgery	$102.2	$110.3	-7.4%	0.3%	-7.1%	-8.5%	-6.7%	0.5%	-6.2%
General Surgery	135.6	123.3	10.0%	-0.2%	9.8%	11.3%	7.3%	-0.9%	6.4%
	$237.8	$233.6	1.8%	0.0%	1.8%	4.7%	-1.7%	0.0%	-1.7%

Single-use Products	$190.9	$184.4	3.6%	0.0%	3.6%	6.3%	0.1%	0.1%	0.2%
Capital Products	46.9	49.2	-4.7%	-0.2%	-4.9%	-2.0%	-7.4%	-0.5%	-7.9%
	$237.8	$233.6	1.8%	0.0%	1.8%	4.7%	-1.7%	0.0%	-1.7%

Domestic	$134.2	$128.2	4.7%	0.0%	4.7%
International	103.6	105.4	-1.7%	0.0%	-1.7%
	$237.8	$233.6	1.8%	0.0%	1.8%

	Nine Months Ended September 30,
			% Change
						Domestic	International
	2020	2019	As Reported	Impact of Foreign Currency	Constant Currency	As Reported	As Reported	Impact of Foreign Currency	Constant Currency
Orthopedic Surgery	$261.9	$339.5	-22.8%	1.2%	-21.6%	-25.8%	-21.0%	2.0%	-19.0%
General Surgery	347.7	350.7	-0.9%	0.4%	-0.5%	0.0%	-2.9%	1.2%	-1.7%
	$609.6	$690.2	-11.7%	0.9%	-10.8%	-9.0%	-14.8%	1.7%	-13.1%

Single-use Products	$497.1	$547.0	-9.1%	0.9%	-8.2%	-5.5%	-13.6%	1.9%	-11.7%
Capital Products	112.5	143.2	-21.5%	0.7%	-20.8%	-24.4%	-18.8%	1.4%	-17.4%
	$609.6	$690.2	-11.7%	0.9%	-10.8%	-9.0%	-14.8%	1.7%	-13.1%

Domestic	$340.5	$374.1	-9.0%	0.0%	-9.0%
International	269.1	316.1	-14.8%	1.7%	-13.1%
	$609.6	$690.2	-11.7%	0.9%	-10.8%

Reconciliation of Reported Net Income to Adjusted Net Income

(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30, 2020
	Gross Profit	Selling & Administrative Expense	Operating Income	Interest Expense	Other Expense	Tax Expense/ (Benefit)	Effective Tax Rate	Net Income	Diluted EPS
As reported	$133,698	$94,380	$29,382	$11,943	$89	$10,500	60.5%	$6,850	$0.23
% of sales	56.2%	39.7%	12.4%
Restructuring and related costs (1)	—	(1,009)	1,009	—	—	(87)		1,096	0.04
Acquisition and integration costs (2)	796	—	796	—	—	(366)		1,162	0.04
Manufacturing consolidation costs (3)	606	—	606	—	—	(352)		958	0.03
	$135,100	$93,371	$31,793	$11,943	$89	$9,695		$10,066	$0.34
Adjusted gross profit %	56.8%
Amortization(4)	$1,500	(6,992)	8,492	(3,439)	—	(3,980)		15,911	0.54
Adjusted net income		$86,379	$40,285	$8,504	$89	$5,715	18.0%	$25,977	$0.88
% of sales		36.3%	16.9%

	Three Months Ended September 30, 2019
	Gross Profit	Selling & Administrative Expense	Operating Income	Interest Expense	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$130,111	$98,187	$20,939	$11,174	$321	$2,474	26.2%	$6,970	$0.23
% of sales	55.7%	42.0%	9.0%
Acquisition and integration costs (2)	171	(1,490)	1,661	—	—	290		1,371	0.05
Manufacturing consolidation costs (3)	1,430	—	1,430	—	—	249		1,181	0.04
	$131,712	$96,697	$24,030	$11,174	$321	$3,013		$9,522	$0.32
Adjusted gross profit %	56.4%
Amortization(4)	$1,500	(6,841)	8,341	(3,183)	—	2,808		8,716	0.30
Adjusted net income		$89,856	$32,371	$7,991	$321	$5,821	24.2%	$18,238	$0.62
% of sales		38.5%	13.9%
Diluted shares									29,792
In-the-money portion of convertible notes(5)									(204)
Diluted shares, as adjusted									29,588

(1) In 2020, the Company incurred costs related to restructuring of the Orthopedic sales force consisting primarily of termination payments to distributors made in exchange for ongoing assistance to transition to employee-based sales representatives.

(2) In 2020, the Company incurred inventory adjustments associated with a prior acquisition.  In 2019, the Company incurred inventory adjustments, consulting fees, legal fees, severance and integration related costs associated with the acquisition of Buffalo Filter, LLC.

(3) In 2020 and 2019, the Company incurred costs related to the consolidation of certain manufacturing operations.  These costs related to winding down operations at certain locations and moving production lines to other facilities.

(4) Includes amortization of intangible assets, deferred financing fees and debt discount.

(5) In Q3 2019, the Company’s average share price exceeded the conversion price of its 2.625% convertible notes due in 2024 (the "Notes").   Non-GAAP adjusted dilutive weighted average shares outstanding exclude dilution that is expected to be offset by the Company’s convertible note hedge transactions.

Reconciliation of Reported Net Income (Loss) to Adjusted Net Income

(in thousands, except per share amounts, unaudited)

	Nine Months Ended September 30, 2020
	Gross Profit	Selling & Administrative Expense	Operating Income	Interest Expense	Other Expense	Tax Expense	Effective Tax Rate	Net Income (Loss)	Diluted EPS
As reported	$324,786	$274,721	$21,309	$32,938	$266	$2,728	-22.9%	$(14,623)	$(0.51)
% of sales	53.3%	45.1%	3.5%
Plant underutilization costs (1)	6,586	—	6,586	—	—	739		5,847	0.20
Product rationalization costs (2)	2,169	(2,095)	4,264	—	—	460		3,804	0.13
Restructuring and related costs (3)	1,087	(3,133)	4,220	—	—	259		3,961	0.14
Acquisition and integration costs (4)	2,253	(1,192)	3,445	—	—	356		3,089	0.11
Manufacturing consolidation costs (5)	3,993	—	3,993	—	—	485		3,508	0.12
	$340,874	$268,301	$43,817	$32,938	$266	$5,027		$5,586	$0.19
Adjusted gross profit %	55.9%
Amortization(6)	$4,500	(20,947)	25,447	(9,936)	—	1,795		33,588	1.14
Adjusted net income		$247,354	$69,264	$23,002	$266	$6,822	14.8%	$39,174	$1.33
% of sales		40.6%	11.4%
Diluted shares, as reported									28,529
Effect of dilutive shares assuming net earnings(7)									859
Diluted shares, as adjusted									29,388

	Nine Months Ended September 30, 2019
	Gross Profit	Selling & Administrative Expense	Operating Income	Interest Expense	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$382,740	$298,140	$51,234	$32,382	$4,867	$299	2.1%	$13,686	$0.47
% of sales	55.5%	43.2%	7.4%
Acquisition and integration costs (4)	1,335	(11,196)	12,531	—	—	3,473		9,058	0.31
Manufacturing consolidation costs (5)	1,430	—	1,430	—	—	249		1,181	0.04
Debt refinancing costs (8)	—	—	—	—	(3,904)	1,149		2,755	0.09
	$385,505	$286,944	$65,195	$32,382	$963	$5,170		$26,680	$0.91
Adjusted gross profit %	55.9%
Amortization(6)	$4,500	(19,436)	23,936	(8,573)	—	8,056		24,453	0.83
Adjusted net income		$267,508	$89,131	$23,809	$963	$13,226	20.6%	$51,133	$1.74
% of sales		38.8%	12.9%

(1) In 2020, the Company incurred a charge related to plant underutilization due to abnormally low production as a result of decreased sales caused by the COVID-19 pandemic.

(2) In 2020, the Company performed an analysis of product lines and determined certain catalog numbers, principally related to capital equipment, would be discontinued and consolidated into existing product offerings resulting in a charge to cost of sales.  The Company also wrote-off related field inventory used for customer demonstration and evaluation of the discontinued products to selling and administrative expense.

(3) In 2020, the Company incurred restructuring costs related to a voluntary separation arrangement with employees as a result of the COVID-19 pandemic.  In 2020, the Company also incurred costs related to restructuring of the Orthopedic sales force consisting primarily of termination payments to distributors made in exchange for ongoing assistance to transition to employee-based sales representatives.

(4) In 2020, the Company incurred inventory adjustments associated with a prior acquisition and severance and integration costs mainly related to the Buffalo Filter, LLC acquisition.  In 2019, the Company incurred inventory adjustments, investment banking fees, consulting fees, legal fees, severance and integration related costs associated with the acquisition of Buffalo Filter, LLC.

(5) In 2020 and 2019, the Company incurred costs related to the consolidation of certain manufacturing operations.  These costs related to winding down operations at certain locations and moving production lines to other facilities.

(6) Includes amortization of intangible assets, deferred financing fees and debt discount.

(7) Diluted share count used in Diluted EPS, as adjusted, for the nine months ended September 30, 2020 adjusts for shares assuming net earnings.

(8) In 2019, in conjunction with the acquisition of Buffalo Filter, LLC, the Company refinanced its existing credit facility and incurred one-time fees associated with an agreement between the Company and JP Morgan Chase Bank, N.A., as well as costs associated with the early extinguishment of debt.

Reconciliation of Reported Net Income (Loss) to EBITDA & Adjusted EBITDA

(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Net income (loss)	$6,850	$6,970	$(14,623)	$13,686
Provision from income taxes	10,500	2,474	2,728	299
Interest expense	11,943	11,174	32,938	32,382
Depreciation	4,383	5,258	13,617	14,225
Amortization	13,580	13,377	40,973	38,837
EBITDA	$47,256	$39,253	$75,633	$99,429

Stock based compensation	3,532	3,008	10,119	8,819
Plant underutilization costs	—	—	6,586	—
Product rationalization costs	—	—	4,264	—
Restructuring and related costs	1,009	—	4,220	—
Manufacturing consolidation costs	606	1,430	3,993	1,430
Acquisition and integration costs	796	1,661	3,445	12,531
Debt refinancing costs	—	—	—	3,904
Adjusted EBITDA	$53,199	$45,352	$108,260	$126,113

EBITDA Margin
EBITDA	19.9%	16.8%	12.4%	14.4%
Adjusted EBITDA	22.4%	19.4%	17.8%	18.3%

About CONMED Corporation

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties, including orthopedics, general surgery, gynecology, neurosurgery, thoracic surgery, and gastroenterology. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release and today’s conference call may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to, the risks posed to the Company’s business, financial condition, and results of operations by the COVID-19 global pandemic and the various government responses to the pandemic, including deferral of surgeries, reductions in hospital and ambulatory surgery center operating volumes, disruption to potential supply chain reliability, as well as the risk factors discussed in the Company's Annual Report on Form 10-K for the full year ended December 31, 2019, and listed under the heading Forward-Looking Statements in the Company’s most recently filed Form 10-Q. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures

The Company supplements the reporting of its financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; adjusted gross profit; cost of sales excluding specified items; adjusted selling and administrative expenses; adjusted operating income; adjusted interest expense; adjusted other expense; adjusted income tax expense (benefit); adjusted effective income tax rate; adjusted net income, adjusted diluted shares and adjusted diluted net earnings per share (EPS). The Company believes that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding its financial results and assessing its prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of its operations because they exclude items that may not be indicative of, or are unrelated to, its core operating results and provide a baseline for analyzing trends in the Company’s underlying business. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company’s cash flow. Management uses these non-GAAP financial measures for reviewing the operating results and analyzing potential future business trends in connection with its budget process and bases certain management incentive compensation on these non-GAAP financial measures.

Net sales on a constant currency basis is a non-GAAP measure. The Company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. To measure percentage sales growth in constant currency, the Company removes the impact of changes in foreign currency exchange rates that affect the comparability and trend of net sales. To measure earnings performance on a consistent and comparable basis, the Company excludes certain items that affect the comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of past and future performance and are therefore excluded to allow investors to better understand underlying operating trends.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, cost of sales, selling and administrative expenses, operating income, interest expense, other expense, income tax expense, effective income tax rate, net income (loss), diluted shares and diluted net earnings (loss) per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures above, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.